                             [Pacific Century Logo]

                                                         YOUR VOTE IS IMPORTANT!

                                 Notice of 2000
                         Annual Meeting of Shareholders
                              and Proxy Statement

                          Meeting Date: April 28, 2000

                     PACIFIC CENTURY FINANCIAL CORPORATION
                              130 Merchant Street
                             Honolulu, Hawaii 96813

                             [Pacific Century Logo]

                     PACIFIC CENTURY FINANCIAL CORPORATION
                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813

                                                                   March 8, 2000

Dear Shareholder:

    You are invited to attend the Annual Meeting of shareholders of Pacific Century Financial Corporation ("Pacific Century" or the "Company"). We will meet at 8:30 a.m. on Friday, April 28, 2000 on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii.

    The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Pacific Century also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

    YOUR VOTE IS VERY IMPORTANT. Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before its use.

    On behalf of the Board of Directors, thank you for your cooperation and support.

                                          Sincerely,

                                          [LOGO]

                                          LAWRENCE M. JOHNSON
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS...............      1

PROXY STATEMENT.............................................      2

  Questions and Answers About the Proxy Materials and the
  Annual Meeting............................................      2

  Proposals to Be Voted On..................................      5

  Board of Directors........................................      6
    Board Compensation......................................      9
    Board Committees and Meetings...........................     10

  Beneficial Ownership......................................     11

  Executive Compensation....................................     13
    Report of the Compensation Committee....................     13
    Summary Compensation Table..............................     18
    Stock Option/SAR Grants in Last Fiscal Year.............     19
    Aggregated Option/SAR Exercises in Last Fiscal Year
    and Fiscal Year-End Option Values.......................     20
    Long-Term Incentive Plans--Awards in Last Fiscal Year...     20
    Pension Plan Table......................................     21
    Profit Sharing and Money Purchase Plans.................     21
    Change-in-Control Arrangements..........................     22

  Performance Graph.........................................     23

  Certain Transactions with Management and Others...........     24

  Section 16(a) Beneficial Ownership Reporting Compliance...     24

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 2000

                            ------------------------

To Our Shareholders:

    The Annual Meeting of shareholders of Pacific Century Financial Corporation ("Pacific Century" or the "Company") will be held on Friday, April 28, 2000, at 8:30 a.m. on the sixth floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

    1.  To elect four Class II Directors for terms expiring in 2003.

    2.  To elect an Independent Auditor.

    3. To transact any other business that may be properly brought before the meeting.

    Shareholders of record of Pacific Century common stock at the close of business on February 28, 2000 are entitled to attend the meeting and vote on the business brought before it.

    We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                                          By Order of the Board of Directors

                                          [/S/ CORI C. WESTON]

                                          CORI C. WESTON
                                          VICE PRESIDENT AND SECRETARY
                                          PACIFIC CENTURY FINANCIAL CORPORATION

Honolulu, Hawaii
Dated: March 8, 2000

                                   IMPORTANT

      PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR ON THE INTERNET AS PROMPTLY AS POSSIBLE. THIS WILL SAVE YOUR COMPANY THE EXPENSE OF A SUPPLEMENTARY SOLICITATION.

                         THANK YOU FOR ACTING PROMPTLY.

                                PROXY STATEMENT

    The Board of Directors of Pacific Century Financial Corporation ("Company" or "Pacific Century") is soliciting the enclosed proxy for the Company's 2000 annual meeting. The proxy statement, proxy card, and the Company's 2000 Annual Report to Shareholders are being distributed on or about March 8, 2000. SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT AND FORM 10K WITHOUT CHARGE FROM CORI C. WESTON, CORPORATE SECRETARY, PACIFIC CENTURY FINANCIAL CORPORATION, 130 MERCHANT STREET, HONOLULU, HAWAII 96813.

                            ------------------------

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHAT AM I VOTING ON?

A:  The election of directors and an independent auditor.

Q:  WHO CAN VOTE AT THE ANNUAL MEETING?

A: Shareholders as of the close of business on February 28, 2000 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 79,650,024 shares of common stock issued and outstanding.

Q:  HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A: The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is call a QUORUM. Shares are counted as present at the meeting, if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or over the Internet. We also count abstentions and broker non-votes for a quorum.

Q:  WHAT SHARES CAN I VOTE?

A: You may votes all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A: If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

    EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY SO YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A: You may direct your vote without attending the annual meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker or other nominee. You can do that over the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, then you will receive instructions from it that you must follow to have your shares voted. If you hold your shares as the shareholder of record, then you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the postage paid envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

    MAIL. You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

    INTERNET. If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

    TELEPHONE. If you live in the United States you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:  CAN I CHANGE MY VOTE?

A: Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the first quarter of fiscal 2000.

Q:  WHO WILL COUNT THE VOTES?

A:  Morrow & Company will count and tabulate the votes.

Q:  IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Pacific Century or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Pacific Century management.

Q:  WHO WILL BEAR THE COST OF SOLICITING PROXIES?

A: We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson & Company, a firm of professional proxy solicitors, to assist in the solicitation of proxies for an estimated fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that, by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes. You may submit proposals for consideration at future shareholder meetings, including director nominations.

    PROXY STATEMENT PROPOSALS. Under the rules of the Securities and Exchange Commission, proposals that shareholders wish to have included in the proxy statement for the 2001 annual meeting of shareholders must be received by the Corporate Secretary of Pacific Century on or before November 9, 2000 (address below).

    OTHER SHAREHOLDER PROPOSALS. Under our By-Laws, for Pacific Century to consider a shareholder proposal for the 2001 annual meeting, it must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2000 annual meeting; that date range will be not later than February 8, 2001 and not earlier than January 24, 2001. (Please refer to Section 1.12 Pacific Century's By-Laws.) The proposal also must contain the information as required in Pacific Century's By-Laws. Those advance notice provisions are in addition to, and separate from, the requirements a shareholder must meet to have a proposal included in the proxy statement under the rules of the Securities and Exchange Commission.

    NOMINATING DIRECTOR CANDIDATES. The Nominating Committee will consider your recommendation for nominees for election to the Board at the 2001 annual meeting if it receives your recommendation in writing, on or before February 8, 2001 and not earlier than January 24, 2001, and as otherwise provided in Section 1.12 of Pacific Century's By-Laws, addressed to Pacific Century's Nominating Committee in care of the Corporate Secretary (address below). Your written notice, and written consent of such individual to serve as director, must be delivered or mailed by first class mail to the Corporate Secretary and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice,
    (ii) the principal occupation or employment of the nominee, and (iii) the number of shares of Pacific Century stock the nominee beneficially owns.

    COPY OF BY-LAW PROVISIONS. You may contact the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813, for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Q: WHERE CAN I FIND OUT MORE INFORMATION ABOUT THE COMPANY BEFORE THE ANNUAL MEETING?

A:  You can find more information about the Company on-line at: www.boh.com.

    A COPY OF PACIFIC CENTURY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE RELATED FINANCIAL STATEMENTS AND SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS A COPY IN WRITING TO THE CORPORATE SECRETARY AT THE ADDRESS ABOVE. THE FORM 10-K CONSISTS PRIMARILY OF INCORPORATION BY REFERENCE OF INFORMATION CONTAINED IN THE ANNUAL REPORT TO SHAREHOLDERS OR IN THIS PROXY STATEMENT.

                            PROPOSALS TO BE VOTED ON

    The shares represented by your proxy will be voted FOR each of the following proposals, unless you indicate to the contrary.

1.  ELECTION OF DIRECTORS.  Nominees for election are David A. Heenan, Stuart T.
K. Ho, Lawrence M. Johnson, and Fred E. Trotter for three-year terms expiring in 2003. See page 6 for more information. Each nominee has consented to serve. All nominees are currently serving on the Board. If a nominee is not a candidate at the annual meeting, then the proxies plan to vote for the remaining nominees and other persons as the proxies may determine. Directors are elected by a plurality of votes cast; nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. If you do not want to vote for a particular nominee, you may indicate that on the proxy card or through your telephone or Internet voting. Your Board recommends a vote FOR these directors.

2. ELECTION OF AN INDEPENDENT AUDITOR. Ernst & Young LLP has been Pacific Century's independent auditor since its incorporation in 1971, and it also serves as independent auditor for the Bank of Hawaii (the "Bank"). We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP have indicated that they will have no statement to make but will be available to respond to questions. We need the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the annual meeting to re-elect Ernst & Young LLP as our independent public accountants for 2000. Your Board recommends a vote FOR Ernst & Young LLP as the Company's independent auditor for 2000.

3. OTHER BUSINESS. The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or any adjournment or postponement of the meeting.

                               BOARD OF DIRECTORS

    The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than 3 nor more than 15 persons. The Board is to be divided into 3 classes, with the terms of office of one class expiring each year.

           NOMINEES FOR ELECTION FOR CLASS II TERMS EXPIRING IN 2003

  NAME, AGE, AND YEAR
    FIRST ELECTED AS                     PRINCIPAL OCCUPATION(S)
        DIRECTOR                           DURING PAST 5 YEARS                        OTHER DIRECTORSHIPS HELD
------------------------  ------------------------------------------------------   ------------------------------
    David A. Heenan;      Trustee, The Estate of James Campbell since January 1,   Maui Land & Pineapple Co.;
        60; 1993          1995; Chairman, President and Chief Executive Officer    Inc. Various subsidiaries and
                          of Theo H. Davies & Co., Ltd. (the North American        affiliates of Pacific Century.
                          subsidiary of Hong Kong-based Jardine Matheson
                          Holdings Ltd., a diversified multi-national
                          corporation) July 1982 to December 31, 1994.

    Stuart T. K. Ho;      Chairman of the Board and President, Capital             Capital Investment of Hawaii,
        64; 1987          Investment of Hawaii, Inc. (diversified real estate      Inc.; Gannett Co., Inc.;
                          development and management company) since January        College Retirement Equities
                          1982; Chairman, Gannett Pacific Corp. (newspaper         Fund; TIAA- CREF Mutual Funds;
                          publishing company) since 1987.                          Various subsidiaries and
                                                                                   affiliates of Pacific Century.

  Lawrence M. Johnson;    Chairman and Chief Executive Officer of Pacific          Various subsidiaries and
        59; 1989          Century and the Bank of Hawaii since August 1994;        affiliates of Pacific Century.
                          President of Pacific Century and Bank March 1989 to
                          July 1994; Executive Vice President of Pacific Century
                          August 1980 to February 1989.

    Fred E. Trotter;      President of F. E. Trotter, Inc. since January 1970.     Longs Drug Stores; Maui Land &
        69; 1978                                                                   Pineapple Co., Inc.; Various
                                                                                   subsidiaries and affiliates of
                                                                                   Pacific Century.

              CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2002

  NAME, AGE, AND YEAR
    FIRST ELECTED AS                     PRINCIPAL OCCUPATION(S)
        DIRECTOR                           DURING PAST 5 YEARS                        OTHER DIRECTORSHIPS HELD
------------------------  ------------------------------------------------------   ------------------------------
   Peter D. Baldwin;      President of Baldwin Pacific Corporation (livestock      Maui Land & Pineapple Co.,
        62; 1991          maintenance and sales on Maui and orchard farming in     Inc.
                          California) since 1965; President, Baldwin Pacific
                          Properties, Inc. (real estate development company)
                          since 1988; Director and Chief Executive Officer of
                          Orchards Hawaii, Inc. (fruit juice marketing) since
                          1986; President of Haleakala Ranch Co. (cattle
                          ranching and real estate development).

    Richard J. Dahl;      President of Pacific Century and Bank of Hawaii since    Various subsidiaries and
        48; 1995          August 1994; Chief Operating Officer of Pacific          affiliates of Pacific Century.
                          Century since 1997; Chief Operating Officer of the
                          Bank since August 1995; Executive Vice President and
                          Chief Financial Officer of Pacific Century, April 1987
                          to January 1994; Vice Chair of the Bank, December 1989
                          to July 1994. Director of Bank since April 1994.

   Donald M. Takaki;      Chairman and Chief Executive Officer, Island Movers,     Various subsidiaries and
        58; 1997          Inc. since 1964 (a transportation service company);      affiliates of Pacific Century.
                          President, Transportation Concepts, Inc. since 1988 (a
                          transportation leasing company) and General Partner,
                          Don Rich Associates since 1979 (a real estate
                          development company).

             CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2001

  NAME, AGE, AND YEAR
   FIRST ELECTED AS                     PRINCIPAL OCCUPATION(S)
       DIRECTOR                           DURING PAST 5 YEARS                         OTHER DIRECTORSHIPS HELD
-----------------------  ------------------------------------------------------   --------------------------------
 Mary G.F. Bitterman;    President and Chief Executive Officer, KQED, Inc.        Various subsidiaries and
       55; 1994          (public broadcasting center) since November 1993;        affiliates of Pacific Century.
                         Consultant (telecommunications, investments and
                         Asian-Pacific affairs) November 1988 to October 1993

    Martin A. Stein      President, Sonoma Mountain Venture, (strategic and       Bank of Hawaii
       59; 1999;         technology consulting and venture capital) since
                         October 1998, Vice Chair of BankAmerica Corp.; from
                         1990 to October 1998, responsible for Technology,
                         Operations, Payments, and Purchasing.

 Stanley S. Takahashi;   Executive Vice President & Chief Operating Officer,      Various subsidiaries and
       67; 1996          Kyo-Ya Company, Ltd. since 1989; Chairman since 1996     affiliates of Pacific Century.
                         and Director of United Laundry Service, Inc. since
                         1992; President and Director of Kyo-Ya Insurance
                         Services Inc. since 1994; Director of Kokusai Kogyo
                         Company, Ltd. since 1992 (diversified ownership of
                         hotels and resorts in Hawaii, California, Florida,and
                         Australia).

                               BOARD COMPENSATION

    Pacific Century's Board of Directors met seven times during 1999. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 1999.

    Except Messrs. Johnson and Dahl, who do not receive fees for serving on the Board, each director was paid an annual retainer of $8,000, plus $750 for each regular Board meeting attended. All Pacific Century directors are also directors of the Bank of Hawaii and, except Messrs. Johnson, Dahl, Kuioka and Ms. Carryer, receive an annual retainer as a Bank director of $8,000, plus $750 for each regular Bank Board meeting. Each current Pacific Century director except Mr. Stein, holds 125 shares of Bank of Hawaii stock, and during 1999 received $4,950 in dividends on such shares. Directors are reimbursed for board-related travel expenses. The Company does not have a retirement plan for directors not employed by the Company.

    The Board has five committees: Audit Committee, Compensation and Management Development Committee ("Compensation Committee"), Chief Executive Officer Evaluation Committee ("CEO Evaluation Committee"), Executive Committee, and Nominating Committee. Directors not employed by the Company or its subsidiaries serving as members of the Compensation Committee and Executive Committee receive $600 for each meeting attended. The Audit Committee meeting fee is $750. The chair of the Compensation Committee receives an annual retainer of $2,500. The chair and vice chair of the Audit Committee also received an annual retainer of $3,500 and $3,000, respectively. The chair of the CEO Evaluation Committee receives an annual retainer of $1,500 and each member receives an annual retainer of $1,000. Members of the CEO Evaluation Committee receive no separate meeting fees.

DIRECTORS DEFERRED COMPENSATION PLAN

    Pacific Century maintains a Directors Deferred Compensation Plan under which each director may elect to defer all of his or her annual retainer and meeting fees or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of Pacific Century. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under the Deferred Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Pacific Century Stock, as selected by participants.

DIRECTOR STOCK PROGRAM

    Pacific Century maintains a Director Stock Program under which each director of Pacific Century and the Bank, who is not an employee, receives an annual grant of options to acquire restricted stock at a price equal to the fair market value of Pacific Century's stock at the date of grant. A director not employed by Pacific Century or the Bank, and a member of both Boards, receives an annual option for 2,000 restricted shares; a director who serves on only one Board receives an annual option for 1,000 restricted shares. Under the Director Stock Program, all directors of the Bank also receive annual grants of 200 restricted shares (not to exceed 1,000 restricted shares to any one director). Restricted stock issued under the Director Stock Program carries voting and dividend rights but is generally non-transferable during a restriction period that ends upon expiration of a director's last consecutive term, at death, upon disability, upon a change in control, or upon removal from office by shareholders without cause. Restricted stock will be forfeited if a director ceases to serve as a director for any reason that does not cause a lapse of the restriction period.

                         BOARD COMMITTEES AND MEETINGS

                         AUDIT COMMITTEE 6 MEETINGS IN 1999

FUNCTIONS                                                     CURRENT MEMBERS
---------                                                     ---------------
-  Reviews Pacific Century's filings with the Securities and  David A. Heenan (Chair)
   Exchange Commission
-  Reviews tax matters of consequence to Pacific Century and  Mary G.F. Bitterman (Vice Chair)
   its subsidiaries
-  Reviews the internal financial controls of Pacific         Stuart T.K. Ho
   Century and its subsidiaries
-  Reviews the scope of auditing activity and reports         Robert Wo, Jr.
   prepared by Pacific Century's independent and internal     +J. Richard Fredericks
   auditors and regulatory agencies
-  Reviews the audit services provided by the independent
   auditors and makes recommendations to the Board of
   Directors concerning the nomination of independent
   auditors for Pacific Century
-  Reviews matters pertaining to corporate governance
+ Mr. Fredericks became U.S. Ambassador to Switzerland and resigned from the Board effective November
19, 1999.

                              COMPENSATION COMMITTEE 4 MEETINGS IN 1999
FUNCTIONS                                                        CURRENT MEMBERS
---------                                                        ---------------
Reviews, approves, and reports to the Board of Directors on the  Fred E. Trotter (Chair)
   compensation arrangements and plans for senior management of  Stuart T.K. Ho
   Pacific Century and its subsidiaries
-  Reviews and approves goals for incentive compensation plans   *Herbert M. Richards
   and stock option plans, and evaluates performance against
   those goals

                              CEO EVALUATION COMMITTEE 2 MEETINGS IN 1999
FUNCTIONS                                                             CURRENT MEMBERS
---------                                                             ---------------
Determines performance objectives of the CEO and evaluates the CEO's  Fred E. Trotter (Chair)
   performance measured against the performance objectives and goals  Stuart T.K. Ho
   of Pacific Century                                                 Mary G.F. Bitterman
                                                                      Stanley S. Takahashi
                                                                      *Herbert M. Richards

                                    EXECUTIVE COMMITTEE 1 MEETING IN 1999
FUNCTIONS                                                                CURRENT MEMBERS
---------                                                                ---------------
Has power to act for the Board whenever the Board is not in session and  *H. Howard Stephenson (Chair)
   time is of essence                                                    Lawrence M. Johnson (Vice Chair)
                                                                         Richard J. Dahl
                                                                         Stuart T.K. Ho
                                                                         Fred E. Trotter
                                                                         **Mary G.F. Bitterman
                                                                         **David A. Heenan
    **Two non-employee directors serve for six-month terms

                                    NOMINATING COMMITTEE 3 MEETINGS IN 1999
FUNCTIONS                                                                CURRENT MEMBERS
---------                                                                ---------------
Reviews the qualifications of all Board candidates and recommends        Fred R. Trotter (Chair)
   candidates for membership on the Board                                Stuart T. K. Ho (Vice Chair)
                                                                         Peter D. Baldwin
                                                                         Mary G.F. Bitterman
                                                                         David A. Heenan
                                                                         *Herbert M. Richards, Jr.
* Messrs. Stephenson and Richards, currently directors, have reached     Martin A. Stein
  the mandatory retirement age of 70 and will retire from the Board      *H. Howard Stephenson
  effective                                                              Stanley S. Takahashi
 April 28, 2000.                                                         Donald M. Takaki

                              BENEFICIAL OWNERSHIP

At the close of business on December 31, 1999, Pacific Century had 80,065,876 shares of common stock outstanding. As of December 31, 1999, this table shows how much Pacific Century common stock (i) is owned by its directors, nominees, and executive officers and (ii) by two companies that own beneficially 5% or more of Pacific Century's common stock.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                             NUMBER OF                                         PERCENT OF
                                              SHARES                                           OUTSTANDING
                                             BENEFICIALLY        RIGHT TO                      SHARES AS OF
NAME                                           OWNED              ACQUIRE            TOTAL     12-31-99
-------------------------------------------  ---------           ---------         ---------       ----
Wellington Management Co., LLP 75 State
  Street Boston, Massachusetts 02109         6,464,800 (1)             -0-         6,464,800       8.06%

State Farm Mutual Auto Insurance Company
  and its related entities One State Farm
  Plaza Bloomington, Illinois 61701          5,061,312 (2)             -0-         5,061,312       6.30%

Peter D. Baldwin                                3,529 (3)            8,000 (9)        11,529          *

Mary G.F. Bitterman                            11,914 (3)(4)         8,000 (9)        19,914          *

David A. Heenan                                10,453 (3)(7)         8,000 (9)        18,453          *

Stuart T.K. Ho                                 18,435 (3)(4)(8)      8,000 (9)        26,435          *

Martin A. Stein                                   200 (3)            2,000 (9)         2,200          *

Stanley S. Takahashi                            2,300 (3)(4)         8,000 (9)        10,300          *

Donald M. Takaki                                5,264 (3)(4)         7,000 (9)        12,264          *

Fred F. Trotter                                 4,208 (3)            8,000 (9)        12,208          *

Lawrence M. Johnson                           440,123 (3)(5)(6)    553,707           993,830          *

Richard J. Dahl                               159,002 (3)(4)(5)    459,110           618,112          *

Alton T. Kuioka                                77,166 (3)(5)       214,188           291,354          *

Mary P. Carryer                                 6,177 (3)          131,575           137,752          *

David A. Houle                                 10,161 (4)(5)       107,198           117,359          *

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
  AS A GROUP (13 PERSONS)                     748,932            1,522,778         2,271,710       2.84%

*  Each of the directors and named executive officers beneficially owns less than 1% of the outstanding common stock except Mr. Johnson. Mr. Johnson beneficially owns 2% of the outstanding shares, if the
   152,273 shares owned by the Bank of Hawaii Charitable Foundation mentioned in footnote 6 are included.

NOTES TO TABLE ON AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

(1) Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 1999 WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 6,464,800 shares of Pacific Century common stock owned by numerous investment advisory clients, none known to have such interest for more than five percent of the class. As of December 31, 1999, WMC had shared voting power over 4,450,540 shares, and shared dispositive power over 6,464,800 shares.

(2) State Farm Mutual Automobile Insurance Company and its related entities have sole power to vote or to direct the vote and to dispose or to direct the disposition of 5,061,312 shares.

(3) Includes 800 restricted shares that each of the directors owns under the Director Stock Program with the exception of the following directors and named executive officers: Mr. Stein, 200 shares; Mr. Kuioka, 600 shares; and Ms. Carryer, 200 shares. See discussion on page 9 for further information on the Director Stock Program.

(4) Includes shares held by family members individually, jointly, or in trust as follows: Ms. Bitterman, 6,030 shares; Mr. Ho, 675 shares; Mr. Takahashi, 1,500 shares; Mr. Takaki, 2,393 shares; Mr. Dahl, 57,778 shares; and
    Mr. Houle, 6,998 shares.

(5) Includes shares held in trust for the following named executive officers under the Pacific Century Profit Sharing Plan described on page 21:
    Mr. Johnson, 26,076 shares; Mr. Dahl, 7,182 shares; Mr. Kuioka; 18,630 shares; and Mr. Houle 2,563 shares.

(6) Includes 152,273 shares owned by the Bank of Hawaii Charitable Foundation, of which Mr. Johnson is President. Mr. Johnson disclaims beneficial ownership of those shares.

(7) Includes 420 shares owned by a family partnership.

(8) Includes 1,298 shares as co-trustee for the Chinn Ho Trust under Trust Agreement dated February 6, 1987.

(9) Includes restricted shares that each director has the right to acquire under the Director Stock Program described on page 9.

                             EXECUTIVE COMPENSATION
                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern Pacific Century's executive compensation programs, and various incentive and stock option programs. The Committee reviews compensation levels of members of management, evaluates the performance of management, and considers management succession and related matters. All decisions relating to the compensation of Pacific Century's officers are reviewed with the full Board.

    The policies and underlying philosophy governing Pacific Century's executive compensation program, endorsed by the Committee and the Board of Directors, are designed to accomplish the following:

    1. Maintain a compensation program that is equitable in a competitive marketplace.

    2. Provide opportunities that integrate pay with Pacific Century's annual and long-term performance goals.

    3. Encourage achievement of strategic objectives and creation of shareholder value.

    4.  Recognize and reward individual initiative and achievements.

    5. Maintain an appropriate balance between base salary and short and long-term incentive opportunity.

    6. Allow Pacific Century to compete for, retain, and motivate talented executives critical to Pacific Century's success.

    The Committee seeks to target executive compensation at levels that the Committee believes to be consistent with others in Pacific Century's industry. The executive officers' compensation is weighted toward programs contingent upon Pacific Century's level of annual and long-term performance. In general, for senior management positions of Pacific Century (including Pacific Century's executive officers) and its subsidiaries, Pacific Century will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Pacific Century's current and projected asset size, and with similar products and markets. Goals for specific components include:

    1. Base salaries for executives generally are targeted at the 50th percentile.

    2. The short-term (one-year) incentive plan will provide 50th percentile awards if annual goals are achieved. The plan will pay higher awards if annual performance goals are exceeded.

    3. Under long-term incentive plans, Pacific Century will provide to participants a consistent 50th percentile opportunity from year-to-year, with possibilities of earning substantially higher levels if long-term performance goals are exceeded.

    Pacific Century retains the services of nationally recognized consulting firms to assist the Committee in performing its various duties. Those firms advise the Committee on compensation programs for senior management (including executive officers) of Pacific Century and its subsidiaries. Pacific Century also obtains an extensive compensation survey every two years. That survey was received in October 1999 with the consulting firm's review of Pacific Century's compensation programs for senior managers.

    The 1999 compensation survey provided a comparative analysis of 35 positions using a comparator group of 24 bank corporations (including Pacific Century). Those bank corporations were viewed as more comparable to Pacific Century in terms of overall size, business mix, and geographic scope than the 25 bank corporations in the S&P Major Regional Bank Index (which includes 10 of the 24 compensation survey bank corporations) used in the performance graph. For the 1999 survey, the consultant obtained base salaries as of April 1, 1999 and other compensation data from the comparator group and derived market comparables from those data.

    In addition to the survey performed every two years, Pacific Century participates in a series of annual compensation practice reviews conducted by nationally recognized compensation consultants. In 1999, those reviews provided pay practice data for professional and managerial positions at 39 nationwide banks with $15 billion and higher in assets (a group that includes 14 of the 24 bank corporations utilized for comparative purposes in the 1999 compensation survey) and 16 in the S&P Major Regional Bank Index. Based on that data and the results of Pacific Century's 1999 survey, Pacific Century believes, after taking into account the compensation discussed below, that salary and total cash compensation of its executive officers generally corresponds to the 50th percentile of cash compensation opportunities provided by comparable banks and financial services companies.

1999 COMPENSATION ELEMENTS

    Compensation paid to named executive officers in 1999, as reflected in the Summary Compensation Table on page 18, consisted of the following elements:
(1) base salary, (2) profit sharing and money purchase pension plans,
(3) one-year incentive plan cash award for 1999 payable to Mr. Kuioka, Ms. Carryer, and Mr. Houle, and (4) bonus paid to Ms. Carryer. In addition, as indicated in the Summary Compensation Table and the table on page 19 entitled "STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR," in 1999 the Committee awarded stock options under Pacific Century's employee stock plan.

BASE SALARIES

    Base salaries for executive officers are determined by evaluating:
(i) responsibilities of the positions held, (ii) the experience of the individual, (iii) the competitive marketplace, and (iv) the individual's performance of his or her responsibilities.

    The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. In setting salaries, the focus is generally on competitive data. Also taken into account are key differences in responsibilities between the executives of Pacific Century and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

    The Committee did not increase the base salaries of the named executive officers for 1999 in consideration of a number of factors including the implementation of New Era Redesign initiatives and the economic situations in Hawaii and Asia two of the companies significant markets. The Committee determined it would decide more appropriately on any base salary changes after reviewing the Company's 1999 performance and assessing the 1999 Implementation Phase of the New Era Redesign program.

INCENTIVE PLANS

    ONE-YEAR PLAN. The Pacific Century one-year incentive plan (the "One Year Plan") became effective as of January 1, 1999, and it was approved by the Company's shareholders at the 1999 annual meeting. The stated objectives of the One-Year Plan are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, and promote teamwork among participants.

    At the Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award.

    To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year ("incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100% of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets", but instead constitute the stated upper limit on final award amounts to give the Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

    For 1999, the Committee determined the incentive pool to consist of 2% of the Company's 1999 net income before tax. The 1999 incentive pool percentages as a maximum limitation on each named executive officer's final award were:
Mr. Johnson, 11%; Mr. Dahl, 8%; Ms. Carryer, 5%; Mr. Kuioka, 5%; and Mr. Houle 4%. The actual payout amounts for 1999 under the One-Year Plan are set forth in the Summary Compensation Table on page 18.

    The Committee postponed determining any payout from the One-Year Plan for Messrs. Johnson and Dahl until it better may assess the success of the Implementation Phase of the New Era Redesign Project.

    GROWTH PLAN AND LONG-TERM INCENTIVE COMPENSATION PLAN. The Pacific Century Sustained Growth Plan (the "Growth Plan") is intended to motivate participants by emphasizing long-term performance objectives. Under the Growth Plan, each participant receives a contingent incentive award equal to a specified percentage of his or her average annual base salary for a three-year performance period. At the beginning of the three-year performance period, the Committee establishes specific objective numeric performance goals for the three-year period based on selected business criteria. Actual awards are determined by measuring the Company's performance over the three-year performance period.

    The business criteria selected for the 1997 to 1999 Growth Plan performance period were earnings growth rate and return on average equity. The Company did not meet its performance goals for the cycle ending 1999 and, accordingly, no long-term incentive payments were made to any named executive officer for that cycle. Final grants were made under the Growth Plan for the performance period 1998 to 2000.

    The Pacific Century Financial Corporation Long-Term Incentive Compensation Plan (the "Long-Term Plan") was established effective as of January 1, 1999, and it was approved by the Company's shareholders at the 1999 annual meeting. The Long-Term Plan replaces the prior Growth Plan under which grants were last made for the performance period 1998 to 2000. The stated objectives of the Long-Term Plan are to optimize profitability and growth of the Company over a multi-year period, provide an incentive for excellence in individual performance, and promote teamwork among participants.

    At the discretion of the Compensation Committee, each participant is granted a contingent award expressed as a dollar amount or a percentage of average annual base salary for a performance period and the payment of the award is contingent upon the achievement of designated performance goals for the performance period. At the beginning of the performance period, the Committee establishes specific numeric performance goals for the performance period based on selected business criteria. Following the completion of the performance period, the Committee assesses the performance of each participant and make a determination of the payment of a final award amount that may be greater or smaller than the contingent award. To qualify certain awards as performance-based compensation exempt from the compensation limitation under
Section 162(m) of the Code, a contingent award to a named executive officer is subject to downward adjustment but not upward adjustment above the contingent award amount. In addition, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

    In 1999, the Committee made contingent awards under the Long-Term Plan for the three-year performance period 1999 to 2002, and the business criteria selected for measuring the performance objectives and return on average equity and earnings growth rate. The Long-Term Incentive Plans Table--Awards In Last Fiscal Year on page 20 sets forth the estimated future payouts for named executive officers for the performance period if the performance objectives are achieved.

STOCK OPTION PLAN

    The Committee considers stock option grants under the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Option Plan") for key employees of Pacific Century and its subsidiaries. Stock options are granted by the Committee to those key employees whose management responsibilities place them in a position to make substantial contributions to the financial success of Pacific Century. Directors who are not employees may not participate in the Option Plan. The Committee, which administers the Plan, determines whether the options are incentive stock options or nonqualified stock options. Stock options ordinarily are granted with an exercise price equal to the market price of Pacific Century's common stock on the date of grant.

    The Committee believes stock options provide a strong incentive to increase shareholder value, because stock options have value only if the stock price increases over time. The Committee believes option grants to its executive officers and other key employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of Pacific Century.

    The size of stock option awards is based primarily on the individual's responsibilities and position. Individual awards are also affected by the Committee's subjective evaluation of other factors it deems appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Committee's view are not fully reflected by other compensation elements. The Committee's decisions concerning individual grants generally are not affected by the number of options previously exercised, or the number of unexercised options held.

    In 1999, the Committee granted a total of 1,016,000 options of 524 key employees as follows: In January 1999, 6,500 options to 6 key employees; in February 1999, 102,500 options to 34 key employees; in April 1999, 29,500 options to 5 key employees; in July 1999, 35,500 options to 9 key employees and in December 1999, 842,000 options to 496 key employees for a total of 1,016,000 options to 524 key employees. The number of grants in 1999, reflected advice received by the Committee from a compensation consulting firm that annual levels of option grants should be .75% to 1.25% of outstanding stock.

    The amounts of individual awards to executive officers in 1999 were based on their individual positions and responsibilities, and the other factors discussed above. In the case of Mr. Johnson, the Committee elected to grant him a stock option for 35,000 shares at an option price of $18.125. The 1999 award to Mr. Johnson reflects the Committee's continuing strategy of balancing short and long-term incentives in structuring executive officer compensation. The level of his 1999 option awards was determined primarily by the Committee's subjective evaluation of the importance to Pacific Century of its Chairman and Chief Executive Officer relative to positions held by other key employees to whom options were awarded. In addition, the Committee's December 1999 grants to Mr. Johnson took into account, without any specific weighting, competitive considerations and the Committee's view that Mr. Johnson had made significant contributions and accomplishments in 1999 to Pacific Century.

    The Committee has also granted performance share (restricted stock unit) awards under the Plan to Messrs. Johnson and Dahl and Ms. Carryer in 1998 and to Mr. Kuioka and Mr. Houle in 1997. Each named executive officer has received an award that provides for issuance of 10,000 unrestricted units of Pacific Century common stock if, as of December 31, 2000, Pacific Century attains a return on average assets of at least 1.2% and a return on average equity of at least 17.5%. If the shares are earned, the grantee will also receive a cash payment equal to the amount of dividends (without interest) that would have been earned on the shares if they had been outstanding during the performance period.

CEO COMPENSATION

    In evaluating Mr. Johnson's annual compensation as Chief Executive Officer ("CEO"), the Committee has sought to provide levels that are competitive among comparable banks and financial services corporations as described on pages 13-14. The specific target levels for each element of compensation were the same as those described on page 14 for all Pacific Century executive officers. Pacific Century's One-Year Incentive Plan, Growth Plan, Long-Term Plan, and option grants make a substantial percentage of Mr. Johnson's compensation dependent upon Pacific Century's performance. These arrangements also implement the Committee's intent to have a significant percentage of each executive officer's target compensation based on objective long-term performance criteria.

    The members of the Committee are a majority of the CEO Evaluation Committee and as a result, they have the benefit of that Committee's deliberations on Mr. Johnson's performance. The Committee engages in an evaluation process with the CEO Evaluation Committee. The CEO Evaluation Committee requested a self-performance review from Mr. Johnson, and the CEO Evaluation Committee and Compensation Committee discussed Mr. Johnson's performance relative to the criteria set forth below. The Committee presented the ratings and evaluation to Mr. Johnson and the full board for discussion and Mr. Johnson responded to the Committees and the full board. The Committee evaluated Mr. Johnson's performance using the following criteria: strategic planning, financial performance, structural soundness, decision making, external relations, board relations, shareholder relations, and corporate objectives. The Committee also considered, without any specific weighting, key quantitative performance indicators such as the following:

                                                             COMPANY PERFORMANCE
                                                        ------------------------------
                                                          1997       1998       1999
                                                        --------   --------   --------
Net Income (millions).................................   $139.5     $ 107      $ 133
Earnings Per Share (EPS)*.............................   $ 1.72     $1.32      $1.64
Return on Average Assets (ROAA).......................      .98%     0.72%      0.91%
Return on Average Equity (ROAE).......................    12.57%     9.21%     10.99%
Equity to Assets (EOA)................................     7.79%     7.81%      8.30%

------------------------

*   EPS shown is diluted.

    As discussed on page 14 under "Base Salary" and pages 14-15 under "Incentive Plans," the Committee did not increase Mr. Johnson's base salary for 1999 and postponed determining any payout under the One-Year Incentive Plan for the reasons specified.

REVENUE RECONCILIATION ACT OF 1993

    In general, Pacific Century intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Pacific Century's executive compensation program or the loss of deductibility would not be materially adverse to Pacific Century's overall financial position.

Members of the Compensation Committee

    Fred E. Trotter, Chairman

    Stuart T. K. Ho

    *Herbert M. Richards, Jr.

*Mr. Richards, currently a director, has reached the mandatory retirement age of 70 and will retire from the Board effective April 28, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No executive officer of Pacific Century served as a member of a compensation committee (or board of directors serving as such) of any entity of which any member of the Compensation Committee was an executive officer.

EXECUTIVE COMPENSATION

    The following table shows for the fiscal years ending December 31, 1999, 1998, and 1997, information on compensation Pacific Century paid its Chief Executive Officer and other persons who, at December 31, 1999, were the four most highly compensated executive officers of Pacific Century other than the CEO ("named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                     ---------------------
                                                                                       AWARDS     PAYOUTS
                                                                                     ----------   --------
                                         ANNUAL                                      SECURITIES    LONG
                                      COMPENSATION         OTHER         RESTRICTED  UNDERLYING    TERM
                                   -------------------    ANNUAL         STOCK       OPTIONS/     INCENTIVE  ALL OTHER
NAME AND PRINCIPAL                 SALARY      BONUS     COMPENSATION    AWARD(S)      SARS       PAYOUTS    COMPENSATION
POSITION(1)              YEAR        ($)      ($)(2)      ($)(4)         (#)(5)       (#)(6)      ($)(7)       ($)(8)
----------------------  --------   --------   --------   -------------   ---------   ----------   --------   -------------
Lawrence M. Johnson...    1999     735,000          0(3)        --          200        35,000           0        87,790
Chairman of the Board     1998     735,000    200,000           --          200       150,000           0        86,361
and Chief Executive
  Officer                 1997     700,000     80,151           --          200        75,000           0       145,454
Richard J. Dahl.......    1999     525,000          0(3)        --          200        35,000           0        66,730
President and Chief       1998     525,000    175,000           --          200       120,000           0        61,990
Operating Officer         1997     475,000     48,950           --          200        60,000           0        96,081
Alton T. Kuioka.......    1999     325,000    225,000(2)        --          200        35,000           0        46,568
Vice Chair and Chief      1998     325,000    150,000           --          200        55,000           0        39,960
Lending Officer           1997     300,000     30,915           --          200        32,500           0        61,464
Mary P. Carryer.......    1999     325,000    250,000(2)        --          200        35,000           0        46,568
Vice Chair                1998     325,000    150,000                                  55,000           0         6,138
                          1997      50,000          0           --                     82,500           0             0
David A. Houle........    1999     255,000    130,000(2)        --                     35,000                    33,707
Executive Vice
  President,              1998     255,000     76,500           --                     25,000           0        35,666
Treasurer and Chief
  Financial Officer       1997     236,256     58,420           --                     18,000           0        44,055
------------------------------
(1)  Mr. Johnson has been Chairman of the Board and Chief Executive Officer since August 1, 1994. Mr. Dahl has been
     President since August 1, 1994 and Chief Operating Officer since August 1995. Mr. Kuioka, age 56, has been Executive
     Vice President since October 26, 1994 and Chief Lending Officer since August 1995; and in April of 1997 assumed the title of Vice Chair and Chief Lending Officer. Ms. Carryer, age 52, joined the Company on November 1, 1997 as Vice
     Chair; from August 1993 to November 1997, Ms. Carryer was General Manager Consumer Marketing/Product Development for
     Westpac Banking Corporation. Mr. Houle, age 52, has been Executive Vice President since April 1997 & Senior Vice
     President, Treasurer and Chief Financial Officer since December 1992.
(2)  "Bonus" consists of cash awards under Pacific Century's One-Year Plans for the year 1997. No cash awards were made to any named executive officer under the Executive One-Year Plan for 1998, as performance goals were not met. In 1998, a cash bonus was awarded to the Executive One-Year Plan participants: Mr. Johnson, Mr. Dahl, Mr. Kuioka, and
     Ms. Carryer. In 1998, Mr. Houle received a cash award under the Company's One-Year Plan that covers other key employees of the Company and its subsidiaries. In 1999, Mr. Kuioka, Ms. Carryer, and Mr. Houle received a cash award under the Company's One-Year Plan. Ms. Carryer also received a bonus of $25,000 for her accomplishments in successfully addressing the Company's Y2K issues. The Company's incentive plans are described on pages 14-15.
(3)  Messrs. Johnson and Dahl received no cash award. The Committee postponed its determination of any payout from the
     One-Year Plan for Messrs. Johnson and Dahl for 1999, until such time as it better may assess the success of the
     Implementation Phase of the New Era Redesign Project.
(4)  Perquisites did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named executive officer for 1999.

(5)  In 1997, 1998, and 1999, Messrs. Johnson, Dahl, Kuioka each received 200 restricted shares. In
     1999, Ms. Carryer received 200 restricted shares under the Director Stock Program. The fair market value on the date of the 1997, 1998, and 1999 grants were $20.88, $24.50, and $18.69 per share respectively. Dividends are paid on the restricted stock.
(6)  Under the Pacific Century Stock Option Plan of 1994, each stock option was in tandem with a stock appreciation right ("SAR"). A SAR entitles the optionee, in lieu of exercising the stock option, to receive cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised. All stock option awards were granted with an exercise price equal to the fair market value of Pacific Century's common stock on the date of grant. The number and exercise price of the stock options awarded to the named executive officers were not adjusted for 1997, 1998, and 1999, except adjustments for the 100% stock dividend paid on
     December 12, 1997, as required by the underlying stock option plans.
(7)  There were no amounts paid under Pacific Century's Sustained Profit Growth Plan (the "Growth Plan")
     for the three-year incentive periods of January 1, 1995 through December 31, 1997, January 1, 1996 through December 31, 1998, or January 1, 1997 through December 31, 1999. The Growth Plan is described on page 15.
(8)  This column includes the following allocations under the Pacific Century Profit Sharing Plan, the
     Pacific Century Profit Sharing Excess, the Pacific Century Money Purchase Plan, and the Pacific
     Century Excess Money Purchase Plan. Those plans are described on pages 21-22.
                                                                 EXCESS                       EXCESS
                                             401(K) PROFIT       PROFIT                        MONEY
                          401(K)             SHARING PLAN        SHARING       MONEY         PURCHASE
                       PROFIT-SHARING PLAN     FORMULA            PLAN       PURCHASE PLAN     PLAN
                       MATCHING ALLOCATION   ALLOCATION         ALLOCATION   ALLOCATION      ALLOCATION
                             ------               ------         --------       ------         -------
Lawrence M.
  Johnson............        $4,000               $7,938         $ 38,451       $6,400         $31,000
Richard J. Dahl......        $4,000               $7,938         $ 26,792       $6,400         $21,600
Alton T. Kuioka......        $4,000               $7,938         $ 15,629       $6,400         $12,600
Mary P. Carryer......        $4,000               $7,938         $ 15,629       $6,400         $12,600
David A. Houle.......        $4,000               $7,938         $  8,509       $6,400         $ 6,860

                  STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
                        ---------------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES    OPTIONS/SARS                               POTENTIAL REALIZABLE
                        UNDERLYING     GRANTED TO     EXERCISE OR                      VALUE (1)
                        OPTIONS/SARS  EMPLOYEES IN    BASE PRICE      EXPIRATION ---------------------
         NAME           GRANTED (#)   FISCAL YEAR      $/SHARE         DATE         5%         10%
----------------------  -----------   -------------   -------------   --------   --------   ----------
Lawrence M. Johnson...    35,000(2)   3.45%/16.28%       $18.125      12-9-09    $398,955   $1,011,030
Richard J. Dahl.......    35,000(2)   3.45%/16.28%       $18.125      12-9-09    $398,955   $1,011,030
Alton T. Kuioka.......    35,000(2)   3.45%/16.28%       $18.125      12-9-09    $398,955   $1,011,030
Mary P. Carryer.......    35,000(2)   3.45%/16.28%       $18.125      12-9-09    $398,955   $1,011,030
David A. Houle........    35,000(2)   3.45%/16.28%       $18.125      12-9-09    $398,955   $1,011,030
--------------------------
(1)  The Potential Realizable Values were determined using the Black-Scholes model. The following assumptions were used in determining the values: annual dividend yield of 3.18%, stock price volatility of 31.35% (based on daily stock prices for the one-year period before the grant date), and an option term of ten years.
(2)  Stock options in tandem with SARs become exercisable one year from the date of grant for a nine-year period ending December 9, 2009. The exercise or base price of the stock options and tandem SARs was the fair market value of Pacific Century's common stock on date of grant. All such options and tandem SARs would become exercisable immediately upon a change in control of
     Pacific Century.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table shows the stock options and stock appreciation rights exercised by the named executive officers during fiscal 1999, and the number and total value of unexercised in-the-money options as of December 31, 1999.
                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED,
                                                       UNDERLYING              IN-THE-MONEY
                                                       UNEXERCISED             OPTIONS/SARS
                           SHARES                    OPTIONS/SARS AT        AT FISCAL YEAR-END
                           ACQUIRED     VALUE      FISCAL YEAR-END (#)            ($)(2)
                             ON        REALIZED   ---------------------   -----------------------
          NAME             EXERCISE(#)  ($)(1)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-------------------------  ---------   --------   --------   ----------   ----------   ----------
Lawrence M. Johnson......    2,786     $ 29,798   553,707      35,000     $1,027,557       $0
Richard J. Dahl..........   55,514      639,281   459,110      35,000        852,364        0
Mary P. Carryer..........    5,925        6,666   131,575      35,000         88,948        0
Alton T. Kuioka..........   12,374      135,244   214,188      35,000        393,120        0
David A. Houle...........      798        5,320   107,198      35,000        165,974        0
------------------------
(1)  Includes exercise of stock appreciation rights.
(2)  The fair market value of Pacific Century's stock at year-end was $18.69.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                                      ESTIMATED FUTURE PAYOUT UNDER
                                      TARGET PAYOUT                                     LONG-TERM INCENTIVE PLAN
                                       AS A % OF          PERFORMANCE OR OTHER      ---------------------------------
                                      FY1999-2001        PERIOD UNTIL MATURATION    THRESHOLD    TARGET      MAXIMUM
                                      AVERAGE PAY               OR PAYOUT           ($ OR #)    ($ OR #)    ($ OR #)
                                      ---------------   -------------------------   ---------   ---------   ---------
Lawrence M. Johnson.................          50%       3 years ending 12/31/2001       386       385,875     771,750
Richard J. Dahl.....................          45%       3 years ending 12/31/2001       248       248,063     496,125
Mary P. Carryer.....................          40%       3 years ending 12/31/2001       137       136,500     273,000
Alton T. Kuioka.....................          40%       3 years ending 12/31/2001       137       136,500     273,000
David A. Houle......................          35%       3 years ending 12/31/2001        94        93,713     187,425
Executive Group.....................      20%-50%       3 years ending 12/31/2001     1,030     1,029,849   2,059,698
------------------------------
(1)  Represents contingent awards under the Pacific Century Financial Corporation Long Term Incentive Compensation
     Plan for the three-year performance period January 1, 1999 through December 31, 2001. Under this Plan each executive receives a contingent award of a specified percentage of his or her average annual base salary over the three-year period. The payment of final awards is contingent upon the Company's performance as measured by return on average equity ("ROAE") and earnings growth rate. ROAE is defined as the summation of the Company's net income as reported in the annual report to shareholders (subject to certain adjustments as determined by the
     Compensation Committee) for the performance period divided by the summation of the Company's reported average total assets (subject to certain adjustments as determined by the Committee) for the performance period.
     Earnings growth rate is defined as the percentage growth of earnings per share during the performance period (as compared to the earnings per share for the fiscal year immediately preceding the performance period). Earnings per share is defined as the Company's fully diluted earnings per share as reported in the annual report to shareholders (subject to certain adjustments as determined by the Committee). Maximum payout, which is two times the contingent award, can occur only if the ROAE for the performance period is 16% or more and earnings growth rate for the performance period is 30% or more. No payments will be made if ROAE for the performance period is
     10% or less and earnings growth rate is 10% or less. If the ROAE for the performance period is about 13% and earnings growth rate is about 20%, then one times the earnings growth rate would be payable ("Target" above).
     After the end of the performance period, the Compensation Committee will make a determination as to the final award amounts. Target amounts are not presently determinable and the amounts set forth above are based on an assumed adjustment of 5% per annum of the 1999 base salaries.

                               PENSION PLAN TABLE

                            ESTIMATED MAXIMUM ANNUAL RETIREMENT BENEFIT
AVERAGE ANNUAL                      BASED UPON YEARS OF SERVICE
SALARY IN CONSECUTIVE   ----------------------------------------------------
HIGHEST PAID YEARS         15         20         25         30        35*
---------------------   --------   --------   --------   --------   --------
   75,$000              $ 20,254   $ 27,005   $ 33,756   $ 40,507   $ 47,258
   100,000                27,754     37,005     46,256     55,507     64,758
   125,000                35,254     47,005     58,756     70,507     82,258
   150,000                42,754     57,005     71,256     85,507     99,758
   200,000                57,754     77,005     96,256    115,507    134,758
   250,000                72,754     97,005    121,256    145,507    169,758
   300,000                87,754    117,005    146,256    175,507    204,758
   350,000               102,754    137,005    171,256    205,507    239,758
   400,000               117,754    157,005    196,256    235,507    274,758
   450,000               132,754    177,005    221,256    265,507    309,758
   500,000               147,754    197,005    246,256    295,507    344,758
   550,000               162,754    217,005    271,256    325,507    379,758
   600,000               177,754    237,005    296,256    355,507    414,758
   650,000               192,754    257,005    321,256    385,507    449,758
   700,000               207,754    277,005    346,256    415,507    484,758
   750,000               222,754    297,005    371,256    445,507    519,758
   *  Applies only to individuals hired before November 1, 1969.

    The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Pacific Century Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution of his Retirement Plan benefits.

    The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Messrs. Johnson and Kuioka, will increase in proportion to the increase in the participant's average annual salary. The credited years of service and the 1995 compensation covered by the Retirement Plan of the named executive officers as of the 1995 freeze date are as follows: Mr. Johnson, 32 years and $575,004; Mr. Dahl, 13 years and $375,000; Mr. Kuioka 26 years and $226,257; and Mr. Houle, 2 years and $168,639. From the 1995 freeze date through 1999, the retirement benefits determined under the above table for Messrs. Johnson and Kuioka were increased by 7.93% and 11.79%, respectively, due to increases in their average annual salaries. Ms. Carryer is not a participant in the Retirement Plan.

PROFIT SHARING AND MONEY PURCHASE PLANS

    In addition to the Retirement Plan, Pacific Century maintains the Profit Sharing Plan and Money Purchase Plan as tax-qualified defined contribution plans. Each plan year, Pacific Century makes a profit sharing contribution to the Profit Sharing Plan based on Pacific Century's adjusted net income and adjusted return on equity for the plan year. The profit sharing contribution is allocated to all participants based on a participant's eligible compensation. The Profit Sharing Plan contains a 401(k) member savings feature as well as a company matching contribution of $1.25 for each $1.00 (up to 2% of eligible compensation) a participant contributes in 401(k) savings. Under the Money Purchase Plan, a participant receives an allocation of an amount equal to 4% of the participant's total eligible compensation for each plan year.

    The Code imposes certain limitations on the annual amounts that any participant may receive under the Profit Sharing Plan and Money Purchase Plan. The amount of any excess contributions as a result of Code limitations are credited under the Excess Profit Sharing and Excess Money Purchase Plans to accounts maintained on the books of Pacific Century. The amounts allocated under these plans will be paid from the general assets of Pacific Century at the time the participant receives a distribution of his respective account from the Profit Sharing Plan and Money Purchase Plan.

CHANGE-IN-CONTROL ARRANGEMENTS

    Pacific Century's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of Pacific Century, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. Each of the severance agreements with Pacific Century's current named executive officers provides that a "change of control" will be deemed to have occurred if (1) any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of Pacific Century, or (2) the persons who were directors of Pacific Century before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of Pacific Century or any successor to Pacific Century.

    Mr. Johnson's agreement and the Severance Plan further provide that a "change of control" will be deemed to have occurred if a majority of the Board of Directors determines in good faith that a change of control is imminent. For Messrs. Johnson, Dahl, and Kuioka, Ms. Carryer, and Mr. Houle, severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change of control. Key features include:

    (1) The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated in Mr. Johnson's case on the basis of his highest total compensation during any 12-month period in the preceding three years, and in the case of Messrs. Dahl, Kuioka, Ms. Carryer, and Mr. Houle, by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

    (2) Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

    (3) The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

    (4) The lump sum payment to Mr. Dahl, Mr. Kuioka, Ms. Carryer, and
       Mr. Houle also would include a payment equal to any difference between the actual payout under the One-Year Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

    (5) The agreements with Mr. Dahl, Mr. Kuioka, Ms. Carryer, and Mr. Houle provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

    Stock options and SARs held by named executive officers will become immediately exercisable upon a change of control. See notes to the table entitled "STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR" on page 19. A change in control also will cause the lapse of restrictions on stock issued under the Director Stock Program, and (as described on page 9) will entitle named executive officers to receive all or a portion of the shares covered by performance share grants. For the One-Year Incentive Plan, the 2000 to 2002 and 1999 to 2001 Long-term Incentive Plans, and the 1998 to 2000 Growth Plan cycles, the relevant incentive period will end and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance
Plan) of Pacific Century. In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

PERFORMANCE GRAPH

    The following graph shows the cumulative total return for Pacific Century common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Major Regional Bank Index. The graph assumes that $100 was invested on December 31, 1994 in Pacific Century's stock, the S&P 500 Index and the S&P Major Regional Bank Index. The cumulative total return on each investment is as of December 31, of each of the subsequent five years and assumes reinvested dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Pacific Century Financial Corporation      $100      $146      $176      $213      $216      $171
S&P 500                                    $100      $138      $169      $226      $290      $351
S&P 500 Major Regional Bank Index          $100      $157      $215      $324      $357      $307

                                             12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                             --------   --------   --------   --------   --------   --------
Pacific Century Financial Corporation......    $100       $146       $176       $213       $216       $171
S&P 500 Index..............................    $100       $138       $169       $226       $290       $351
S&P Major Regional Bank Index..............    $100       $157       $215       $324       $357       $307

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Certain transactions involving loans, deposits and certificates of deposit, other money market instruments, sales of commercial paper, and certain other banking transactions occurred during 1999 between the Company and Bank of Hawaii on the one hand and certain directors or executive officers of the Company and Bank of Hawaii, and members of their immediate families or associates of the directors on the other. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the Securities and Exchange Commission require Pacific Century to disclose late filings of reports of ownership (and changes in stock ownership) of Pacific Century common stock by its directors and Section 16 officers. To Pacific Century's knowledge, based solely on review of the copies of such reports received by Pacific Century and the written representations of its directors and officers, Pacific Century believes that its directors and officers satisfied all those filing requirements for 1999, except for one option exercise for 15,340 shares in October 1999 by Mr. Dahl, and two option exercises for 3,096 and 3,090 shares in October 1999 by Mr. Kuioka, which when initially filed did not reflect the exercise as an SAR (stock appreciation right), due to an administrative oversight at the Company. Upon discovery of those omissions, Pacific Century immediately filed amended Form 4s.

[LOGO]
PACIFIC CENTURY
FINANCIAL CORPORATION

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY
2 BROADWAY
NEW YORK, NY 10004

VOTE BY PHONE 1-800-690-6903

Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter the 12-digit Control Number which is located to the right. Your voting instructions will be repeated to you and you will be asked to confirm them.

VOTE BY INTERNET www.proxyvote.com

Use the Internet to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website. You will be prompted to enter the 12-digit Control Number which is located to the right to obtain your records and create an electronic ballot. You will then be asked to confirm your submission.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Pacific Century Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


IF YOU VOTE BY PHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X


                     PACIFIC CENTURY FINANCIAL CORPORATION

          NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS- APRIL 28, 2000

Shareholders of record of Pacific Century common stock at the close of business February 28, 2000 are entitled to attend the meeting and vote on business brought before it. The meeting will be held on Friday, April 28, 2000 at 8:30 a.m. on the sixth floor of the Bank of Hawaii Building, 111 South King St, Honolulu Hawaii.

We look forward to seeing you at the meeting. However, in the event that you are unable to attend the meeting, your shares may still be voted if you complete, sign, date and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompaning proxy statement also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                        By Order of the Board Directors

                        /s/ Cori C. Weston

                        CORI C. WESTON
                        Vice President and Secretary
                        Pacific Century Financial Corporation



                                     PACEN2   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------

PACIFIC CENTURY FINANCIAL CORPORATION
 THE BOARD OF DIRECTORS RECOMMENDS VOTING
 FOR ALL OF THE FOLLOWING PROPOSALS:

VOTE ON PROPOSALS

 1. To elect the following Class II Directors for     For    Withhold   For All
    terms expiring in 2003.                            All     All      Except
    (01) David A. Heenan, (02) Stuart T. K. Ho,
    (03) Lawrence M. Johnson, (04) Fred E. Trotter      0       0         0


To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____________________________________________________

                                                  For    Against    Abstain

 2. To elect Ernst & Young LLP as Independent      0        0          0
    Auditor.

 3. To transact any other business that may        0        0          0
    be properly brought before the meeting.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2000

The undersigned hereby constitutes and appoints PETER D. BALDWIN, MARY G.F. BITTERMAN AND MARTIN A. STEIN, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Pacific Century Financial Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of the Pacific Century Financial Corporation to be held on April 28, 2000, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION TO THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian please give your full title. If shares are held jointly, both owners must sign.


----------------------------------  ------      ------------------------  ------

----------------------------------  ------      ------------------------  ------
Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date

--------------------------------------------------------------------------------